CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Franklin Templeton Trust of our report dated May 17, 2022, relating to the financial statements and financial highlights, which appears in Franklin OnChain U.S. Government Money Fund’s Annual Report on Form N-CSR for the period ended March 31, 2022. We also consent to the references to us under the headings “Financial Highlights,” “Operations and Technology” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

July 22, 2022